Exhibit 99.1

Contact:	Neenah Paper, Inc.
Bill McCarthy
Vice President — Financial Analysis and Investor Relations
678-518-3278

Neenah Paper Completes Purchase of FiberMark’s German Operations

ALPHARETTA, GEORGIA — October 11, 2006 (NYSE:NP) — Neenah Paper, Inc. today announced that it completed the previously announced purchase of FiberMark’s German subsidiaries for $218 million. The transaction was financed through $160 million of available cash and $58 million of new debt drawn against the company’s existing senior credit facility.

The acquired businesses will operate as part of Neenah Paper’s technical products business under the name Neenah Germany. Neenah Germany will be comprised of two subsidiaries, Neenah Gessner and Neenah Lahnstein. These businesses, with three mills located near Munich and Frankfurt, produce a wide range of products, including auto and other filter media, non-woven wall coverings, masking and other tapes, abrasive backings, and specialized printing and coating substrates. In 2005, combined net sales from these units were approximately $221 million.

“This acquisition, coupled with the sale of our Terrace Bay pulp operation in August, makes Neenah Paper a much different and stronger company than we were at the start of the year, as we continue to execute our strategy to transform into a leading premium fine paper and technical products company,” said Sean Erwin, Chief Executive Officer and Chairman of the Board. “With today’s closing, our integration plans can now move forward quickly; and we are more excited than ever about opportunities in Neenah Paper to create value both for our customers and our shareholders.”

About Neenah Paper, Inc.

Neenah Paper manufactures and distributes a wide range of premium and specialty paper grades, with well-known brands such as CLASSIC®, ENVIRONMENT®, KIMDURA® and MUNISING LP®, Gessner® and varitess®. The company also produces and sells bleached pulp, primarily for use in the manufacture of tissue and writing papers. Neenah Paper is based in Alpharetta, Georgia, and has manufacturing operations in Wisconsin, Michigan, Nova Scotia, Canada, and Bruckmühl, Feldkirchen-Westerham and Lahnstein, Germany. Additional information about Neenah Paper can be found at the company’s web site at www.neenah.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the PSLRA. Any such forward-looking statements reflect our beliefs and assumptions and are based on information currently available to us and are subject to risks and uncertainties that could cause actual results to differ materially including, but not limited to, changes in U.S./Canadian dollar, U.S./Euro and other currency exchange rates, changes in pulp prices, the cost or availability of raw materials, unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations, the ability of the company to realize anticipated cost savings and the successful integration of the Neenah Germany operations. Forward-looking statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.  These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Neenah Paper, Inc. cautions investors that any forward-looking statements we make are not guarantees or indicative of future performance.